CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the Prospectus, constituting part of the Amendment No. 2 to Registration Statement No. 333-166860 on Form F-1 filed on October 20, 2010 of Asia Entertainment & Resources Ltd. (Formerly CS China Acquisition Corp.), our report dated November 12, 2009 with respect to the financial statements of CS China Acquisition Corp., as of July 31, 2009 and 2008 and for the year ended July 31, 2009 and the periods from September 24, 2007 (inception) to July 31, 2008 and September 24, 2007 (inception) to July 31, 2009 (cumulative), and our report dated March 18, 2010 with respect to the financial statements of Asia Entertainment & Resources Ltd., as of December 31, 2009 and for the transition period from August 1, 2009 to December 31, 2009 and the period from September 24, 2007 (inception) to December 31, 2009 (cumulative), which appears in such Registration Statement. We also consent to the reference to our Firm under the caption “Experts” in such Registration Statement.

/s/ UHY LLP

New York, New York
October 19, 2010